Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Number	Prospectus
S-3	333-133076	ING USA Fixed Account I
S-3	333-158928	ING USA Fixed Account II
S-3	333-133154	ING USA Guaranteed Account
S-3	333-133155	ING GoldenSelect Guarantee Annuity
S-3	333-133153	ING SmartDesign Multi-Rate Index Annuity

of our reports dated March 27, 2013, with respect to the financial statements and schedules of ING USA Annuity and Life Insurance Company included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 27, 2013